Exhibit 99.1

Daybreak Secures $2.5 million in Financing

Ahead of Closing the Reabold California LLC Acquisition

SPOKANE VALLEY, Washington, May 11, 2022--Daybreak Oil and Gas, Inc. (OTC PINK: DBRM) (“Daybreak” or the “Company”), a Washington corporation, is pleased to announce that it has secured the financing as required by the Equity Exchange Agreement between Daybreak and Reabold California LLC. On May 5, 2022, Daybreak entered into a Subscription Agreement with Portillion Capital Ltd., a private company incorporated in the United Kingdom (“Portillion”), pursuant to which Portillion has subscribed to purchase 125,000,000 shares of the Company’s common stock, par value, $0.001, for a purchase price of $0.02 per share, or $2,500,000 in the aggregate. The closing of the Capital Raise will take place after the Company’s Special Meeting of Shareholders on May 20, 2022 to approve the closing of the previously disclosed Equity Exchange Agreement dated as of October 20, 2021 entered into by and among the Company, Reabold California LLC, a California limited liability company (“Reabold”), and Gaelic Resources Ltd., a private company incorporated in the Isle of Man and the 100% owner of Reabold (“Gaelic”), pursuant to which Daybreak will acquire Reabold in exchange for issuing 160,964,489 shares of its common stock to Gaelic (the foregoing transaction, the “Equity Exchange”). Entering into the Subscription Agreement with respect to the Capital Raise is a condition to the closing of the Equity Exchange.

Daybreak Oil and Gas, Inc. is an independent crude oil and natural gas company currently engaged in the exploration, development and production of onshore crude oil and natural gas in the United States. The Company is headquartered in Spokane Valley, Washington with an operations office in Friendswood, Texas. Daybreak owns a 3-D seismic survey that encompasses 20,000 acres over 32 square miles with approximately 6,500 acres under lease in the San Joaquin Valley of California. The Company operates production from 20 oil wells in our East Slopes project area in Kern County, California.

More information about Daybreak Oil and Gas, Inc. can be found at www.daybreakoilandgas.com.

Contact:

Ed Capko Telephone: 815-942-2581

Investor Relations Email: edc@daybreakoilandgas.com

Certain statements contained in this press release constitute “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof. These forward-looking statements are based on our current expectations, assumptions, estimates and projections for the future of our business and our industry and are not statements of historical fact. Such forward-looking statements include, but are not limited to, statements about our expectations regarding our financing, our future operating results, our future capital expenditures, our expansion and growth of operations and our future investments in and acquisitions of crude oil and natural gas properties. We have based these forward-looking statements on assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, and expected future developments. However, you should be aware that these forward-looking statements are only our predictions and we cannot guarantee any such outcomes. Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic and business conditions; exposure to market risks in our financial instruments; fluctuations in worldwide prices and demand for crude oil and natural gas; fluctuations in the levels of our crude oil and natural gas exploration and development activities; our ability to find, acquire and develop crude oil and natural gas properties, including the ability to develop the East Slopes Project and Michigan prospects; risks associated with crude oil and natural gas exploration and development activities; competition for raw materials and customers in the crude oil and natural gas industry; technological changes and developments in the crude oil and natural gas industry; legislative and regulatory uncertainties, including proposed changes to federal tax law and climate change legislation, and potential environmental liabilities; our ability to continue as a going concern; and our ability to secure additional capital to fund operations. Additional factors that may affect future results are contained in our filings with the Securities and Exchange Commission (“SEC”) and are available at the SEC’s web site http://www.sec.gov. Daybreak Oil and Gas, Inc. disclaims any obligation to update and revise statements contained in this press release based on new information or otherwise.